UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

Maryland	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure

On May 16, 2018, Griffin Capital Essential Asset REIT, Inc. (the "Registrant") issued a press release and a detailed slide presentation from a quarterly update call with registered representatives and due diligence personnel discussing the Registrant’s financial results for the quarter ended March 31, 2018. A copy of the press release and the earnings presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and Exhibit 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
99.1    Griffin Capital Essential Asset REIT, Inc. Press Release, dated May 16, 2018
99.2    Presentation of Griffin Capital Essential Asset REIT, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: May 16, 2018	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer